Exhibit 99.1

Personalis Reports Fourth Quarter and Full Year 2022 Financial Results

FREMONT, Calif. – February 23, 2023 – Personalis, Inc. (Nasdaq: PSNL), a leader in advanced genomics for precision oncology, today reported financial results for the fourth quarter and full year ended December 31, 2022, and provided recent business highlights.

Recent Business Highlights

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Announced a continuing partnership with Moderna to provide genomic testing for their upcoming clinical studies evaluating mRNA-4157/V940, an investigational personalized cancer vaccine, jointly developed by Moderna and Merck

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Partnered with Criterium and the Academic Breast Cancer Consortium (ABRCC) to conduct a prospective clinical trial to validate the clinical performance of the NeXT Personal® assay to evaluate minimal residual disease (MRD) and subsequent recurrence in patients with early-stage, resectable triple negative breast cancer (TNBC)

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Initiated a research collaboration with University Medical Center Hamburg-Eppendorf (UKE) and its new Fleur-Hiege Center for Skin Cancer Research, where Dr. Klaus Pantel, Dr. Christoffer Gebhardt, and team are using NeXT Personal to track tumor response to immunotherapy (IO) in patients with melanoma, with the aim of gathering evidence to advance the use of ultra-sensitive MRD detection in routine clinical practice for IO therapy monitoring

“We are excited to have completed our strategic review of the business, which has resulted in a new threefold focus on winning in MRD, leveraging our technology to power companies working on personalized cancer vaccines, and supporting pharmaceutical customers with clinical trials,” said Aaron Tachibana, Interim Chief Executive Officer and Chief Financial Officer. “Our partnership with Moderna using our NeXT Platform to provide genomic testing is an example of how we enable customers. With our sharpened focus in both our clinical and biopharma businesses, we believe we are well-positioned to advance the standard of care by transforming cancer recurrence detection and ongoing therapy monitoring.”

Fourth Quarter Highlights

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Reported total company revenue of $16.7 million for the fourth quarter of 2022 and $65.0 million for the full year of 2022.

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Revenue from pharma tests, enterprise, and other customers of $15.8 million in the fourth quarter of 2022 compared with $15.4 million in the fourth quarter of 2021; revenue from enterprise customers includes revenue from Natera of $8.2 million in the fourth quarter of 2022

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Revenue from population sequencing for the U.S. Department of Veterans Affairs Million Veterans Program (VA MVP) of $0.9 million in the fourth quarter of 2022, which is initial revenue from the new contract awarded in September 2022, compared with $5.3 million in the fourth quarter of 2021

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Cash, cash equivalents, and short-term investments of $167.7 million as of December 31, 2022

Fourth Quarter and Full Year 2022 Financial Results

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Revenue of $16.7 million in the fourth quarter 2022; revenue of $65.0 million in the full year 2022
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Net loss of $31.1 million, and net loss per share of $0.67 based on a weighted-average basic and diluted share count of 46.3 million in the fourth quarter 2022; net loss of $113.3 million, and net loss per share of $2.48 based on a weighted-average basic and diluted share count of 45.7 million in the full year 2022

First Quarter and Full Year 2023 Outlook

Personalis expects the following for the first quarter of 2023:

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Total company revenue of approximately $17.5 million
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Revenue from pharma tests, enterprise sales, and other customers of approximately $14.5 million
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Revenue from population sequencing of approximately $3.0 million

Personalis expects the following for the full year of 2023:

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Total company revenue in the range of $68 million to $72 million, based on its strategic review of accounts and pruning of unprofitable business
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Revenue from pharma tests, enterprise sales, and all other customers in the range of $59 million to $63 million
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Revenue from population sequencing of approximately $9.0 million
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Net loss of approximately $103 million, down from $113 million in 2022 due to realization of headcount reduction savings, partially offset by investments in clinical evidence generation and non-cash depreciation expense for the new facility
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Cash usage of approximately $75 million, down from $119 million in 2022

Webcast and Conference Call Information

Personalis will host a conference call to discuss the fourth quarter and full year 2022 financial results after market close on Thursday, February 23, 2023 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. To access the live call via telephone, please register in advance using the link here. Upon registering, each participant will receive an email confirmation with dial-in numbers and a unique personal PIN that can be used to join the call. The live webinar can be accessed at https://investors.personalis.com. A replay of the webinar will be available shortly after the conclusion of the call and will be archived on the company's website.

About Personalis, Inc.

Personalis, Inc. is a leader in advanced cancer genomics, enabling the next generation of precision cancer therapies and diagnostics. The Personalis NeXT Platform® is designed to adapt to the complex and evolving understanding of cancer, providing its biopharmaceutical customers and clinicians with information on all of the approximately 20,000 human genes, together with the immune system, from a single sample. To enable cancer sequencing, Personalis' Clinical Laboratory was built with a focus on clinical accuracy, quality, big data, scale, and efficiency. The laboratory is GxP-aligned as well as Clinical Laboratory Improvement Amendments of 1988-certified and College of American Pathologists-accredited. For more information, visit the Personalis website and News Center, and follow Personalis on LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted and reported results should not be considered an indication of future performance. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “aim,” “continue to,” “expect,” “future,” “goal,” or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements regarding the company’s first quarter and full year financial guidance, cash runway, the company’s business outlook, and the company’s goals and aims. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Personalis’ actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: the timing and pace of new orders from customers, including from Natera, which accounted for an estimated 49% of the company’s total revenue in the fourth quarter and an estimated 41% for the full year of 2022; the launch and market adoption of new products and new product features, such as NeXT Personal; the timing of tissue, blood, and other specimen sample receipts from customers, which can materially impact revenue quarter-over-quarter and year-over-year; whether orders for the NeXT Platform and revenue from biopharmaceutical customers and Natera increase or decrease in future periods; ability to demonstrate attributes or advantages of NeXT Personal or the Personalis NeXT Platform; the evolution of cancer therapies and market adoption of the company’s services; risks associated with COVID-19 or other health epidemics or pandemics; unstable market, economic and geo-political conditions, which may significantly impact the company’s business and operations and the business and operations of Personalis’ customers and suppliers; and legal proceedings to enforce patents, and the presumed validity or enforceability of the company’s patents or other intellectual property rights. These and other potential risks and uncertainties that could cause actual results to differ materially from the results predicted in these forward-looking statements are described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Personalis’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the Securities and Exchange Commission (SEC) on November 2, 2022, and its Annual Report on Form 10-K for the year ended December 31, 2022, being filed with the SEC later today. All information provided in this release is as of the date of this press release, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. Personalis undertakes no duty to update this information unless required by law.

Contacts:

Investor Relations Contact:

Caroline Corner

investors@personalis.com

415-202-5678

Media Contact:

Jennifer Temple

pr@personalis.com

650-752-1300

PERSONALIS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(unaudited)
Revenue	$16,722	$20,682	$65,047	$85,494
Costs and expenses
Cost of revenue	14,410	12,686	51,697	53,837
Research and development	16,569	14,512	64,912	49,312
Selling, general and administrative	17,828	13,709	63,969	47,698
Total costs and expenses	48,807	40,907	180,578	150,847
Loss from operations	(32,085)	(20,225)	(115,531)	(65,353)
Interest income	1,160	81	2,396	367
Interest expense	(47)	(59)	(201)	(184)
Other income (expense), net	(88)	1	61	(42)
Loss before income taxes	(31,060)	(20,202)	(113,275)	(65,212)
Provision for (benefit from) income taxes	8	(3)	40	14
Net loss	$(31,068)	$(20,199)	$(113,315)	$(65,226)
Net loss per share, basic and diluted	$(0.67)	$(0.45)	$(2.48)	$(1.49)
Weighted-average shares outstanding, basic and diluted	46,264,217	44,808,998	45,704,805	43,886,730

PERSONALIS, INC.
SUPPLEMENTAL REVENUE INFORMATION
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(unaudited)
Pharma tests and services	$7,400	$9,335	$29,552	$30,282
Enterprise sales	8,251	5,807	26,641	8,774
Population sequencing	887	5,304	8,443	45,671
Other	184	236	411	767
Total revenue	$16,722	$20,682	$65,047	$85,494

PERSONALIS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$89,128	$105,585
Short-term investments	78,530	181,479
Accounts receivable, net	16,642	18,468
Inventory and other deferred costs	8,591	5,610
Prepaid expenses and other current assets	6,808	7,089
Total current assets	199,699	318,231
Property and equipment, net	61,935	19,650
Operating lease right-of-use assets	26,480	53,822
Other long-term assets	4,586	4,825
Total assets	$292,700	$396,528
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$12,854	$9,221
Accrued and other current liabilities	19,013	18,110
Contract liabilities	1,264	3,982
Total current liabilities	33,131	31,313
Long-term operating lease liabilities	41,041	52,797
Other long-term liabilities	389	2,117
Total liabilities	74,561	86,227
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value — 200,000,000 shares authorized; 46,707,084 and 44,904,512 shares issued and outstanding at December 31, 2022 and 2021, respectively	5	4
Additional paid-in capital	579,456	557,558
Accumulated other comprehensive loss	(912)	(166)
Accumulated deficit	(360,410)	(247,095)
Total stockholders’ equity	218,139	310,301
Total liabilities and stockholders’ equity	$292,700	$396,528